Exhibit 10.1

Execution Version

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (this “Agreement”) dated as of July 8, 2015, is entered into between AUDAX CREDIT BDC INC. (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (the “Custodian”).

WITNESSETH:

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company, which has elected to do business as a business development company and is authorized to issues shares of common stock;

WHEREAS, the Company desires to retain Wells Fargo Bank, National Association to act as custodian for the Company;

WHEREAS, the Company has acquired or will acquire, from time to time, certain securities, loans, cash or other assets, which together make up the investment portfolio of the Company, (the “Assets”) and desires to deposit the Assets with the Custodian to hold on the Company’s behalf and to direct the Custodian with respect to the transfer and release thereof;

WHEREAS, the Company represents and warrants to the Custodian that it has the power and authority to enter into and perform its obligations under this Agreement, and

WHEREAS, the Custodian represents and warrants to the Company that: (i) it is a “bank” as defined in the 1940 Act; (ii) it has the power and authority to enter into and perform its obligations under this Agreement; and (iii) it maintains business continuity policies and standard that comply with regulatory requirements applicable to the Custodian.

NOW, THEREFORE, the parties hereto agree as follows:

1.           (a)          The Company hereby appoints the Custodian as custodian of the Assets pursuant to the terms of this Agreement and the Custodian accepts such appointment. The Custodian hereby agrees to accept the Assets delivered to the Custodian by the Company pursuant to the terms hereof, and agrees to hold, release and transfer the same in accordance with the provisions of this Agreement. There shall be, and hereby is, established by the Company with the Custodian a non-interest bearing securities account which will be designated the “[Audax Credit BDC Inc.]- Custodial Account” (referred to herein as the “Custody Account”) and into which the Assets shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Custodian may establish any number of subaccounts to the Custody Account deemed necessary or appropriate by the Custodian and Company in administering the Custody Account (each such subaccount, a “Subaccount” and collectively with the Custody Account, the “Account”). All Assets to be delivered in physical form to the Custodian shall be delivered to the address set forth in Section 12 hereof and all assets to be delivered in book-entry form to the Custodian shall be delivered in accordance with delivery instructions separately provided by the Custodian. The Custodian shall not be responsible for any other assets of the Company held or received by the Company or others or any assets not delivered to Custodian as set forth herein and accepted by the Custodian as hereinafter provided.  The Custodian shall have no obligation to accept or hold any security or other asset pursuant to the terms of this agreement to the extent it reasonably determines that such security or asset does not fall within the definition of “Asset” or holding such security or asset would violate any law, rule, regulation or internal policy applicable to the Custodian. Assets or proceeds thereof shall be withdrawn from and credited to the Account only upon Proper Instructions pursuant to Section 4 hereof.

(b)          Any Assets and other property held by the Custodian in physical form for the account of the Company shall be physically segregated from other assets and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

(c)          For the avoidance of doubt, the Account (including income, if any, earned on the investments of funds in such account) will be owned by the Company, for federal income tax purposes. Such Company is required to provide to the Custodian (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Custodian as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit Custodian to fulfill its tax reporting obligations under applicable law with respect to the Account or any amounts paid to Company. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Company shall timely provide to the Custodian accurately updated and complete versions of such IRS forms or other documentation. Wells Fargo Bank, National Association, both in its individual capacity and in its capacity as Custodian, shall have no liability to Company or any other person in connection with any tax withholding amounts paid or withheld from the Account pursuant to applicable law arising from Company’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Account absent the Custodian having first received (i) the requisite Proper Instructions, and (ii) the IRS forms and other documentation required by this paragraph.

2.          The Custodian shall not invest immediately available funds held hereunder in the absence of Proper Instructions and shall not be liable for not investing or reinvesting funds in accordance with this Agreement in the absence Proper Instructions. In connection with investments of available cash pursuant to Proper Instructions, the Custodian may without liability use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Custodian or any of its affiliates. The Custodian is not responsible for the assets of the Company which have been placed in accounts with brokers, prime brokers, counterparties, futures commission merchants and other intermediaries. The Custodian or any of its affiliates may receive reasonable compensation with respect to any such investment. It is expressly agreed and understood by the parties hereto that the Custodian shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Agreement.

3.          [Reserved]

4.          The Custodian shall hold the Assets in safekeeping and shall release and transfer same only in accordance with Proper Instructions. “Proper Instructions” shall mean written instructions or cabled, telexed, facsimile or electronically transmitted instructions in respect of any of the matters referred to in this Agreement purported to be signed (except in the case of electronically transmitted instructions) by one or more persons duly authorized to sign on behalf of the Company as set forth in the Authorized Signers List on Exhibit A hereto (each such person (an “Authorized Signer”) and, in the case of electronically transmitted instructions, in accordance with such authentication procedures as may be agreed by the Custodian and the Company from time to time, and in the case of any instructions to credit an Asset to the Accounts or to release any Asset from the Accounts, in accordance with the terms hereof. Any electronically delivered instructions, including by email or facsimile, received from or on behalf of any Authorized Signer, or any email or facsimile received from another individual on behalf of the Company in which any Authorized Signers are also identified as copied, shall constitute Proper Instructions.

5.          (a)          The Custodian shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and the Custodian shall satisfy those duties expressly set forth herein so long as it acts in good faith and without gross negligence or willful misconduct. The Custodian may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties are purely ministerial in nature. The Custodian may consult with and obtain advice from legal counsel as to any provision hereof or its duties hereunder and shall not be liable for action taken or omitted by it in good faith and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon. The Custodian shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby, except for actions arising from the gross negligence or willful misconduct of the Custodian. The Custodian shall have no liability for loss arising from any cause beyond its control, including but not limited to, the act, failure or neglect of any agent or correspondent selected with due care by the Custodian, any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Notwithstanding anything in this Agreement to the contrary, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

(b)          Without limiting the generality of the foregoing, the Custodian shall not be subject to any fiduciary or other implied duties and the Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Custodian shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

(c)          The Custodian is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of this Agreement or any part hereof (except with respect to the Custodian's obligations hereunder) or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof (except with respect to the Custodian) or depositing the Assets.

(d)          The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Assets held by it from time to time hereunder. The Company, pursuant to Proper Instructions, shall have the right to (a) the exercise of any rights or remedies with respect to the Assets, including, without limitation, waivers and voting rights, and (b) taking any other action in connection with the Assets, including, without limitation, any purchase, sale, conversion, redemption, exchange, retention or other transaction relating to the Assets. In the absence of any Proper Instructions provided to the Custodian by the Company, the Custodian shall have no obligation to take any action with respect to the Assets. The Custodian shall forward to the Company in a reasonably timely manner all notices of shareholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding share certificates and dividend, principal and interest payments) sent to the Custodian, in relation to any Assets held by the Custodian hereunder. Notwithstanding anything herein to the contrary, under no circumstances shall the Custodian be obligated to bring legal action or institute proceedings against any person on behalf of the Company.

(e)          The Custodian shall create and maintain complete and accurate records relating to the Assets or other property held pursuant to this Agreement with respect to Assets or other property held for the Company under this Agreement. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Company's expense. The Custodian shall, at the Company's request, supply the Company with a report indicating the Assets held by the Custodian under this Agreement and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include, to the extent applicable, the certificate numbers in such report, to the extent such information is available to the Custodian.

(f)          For the avoidance of doubt and notwithstanding anything herein to the contrary, the Company agrees that the Custodian shall not have nor shall be implied to have any duties with respect to furnishing reports of the Company or another information as contemplated by the 1940 Act or the Investment Advisors Act of 1940 or Rule 206(4)-2 thereof and the Company agrees that, the Custodian shall only be obligated to furnish information and reports to the Company or to any third party to the extent directed by the Company pursuant to Proper Instructions as set forth in this Agreement and agreed to by the Custodian, or as the Company and Custodian may otherwise agree.

6.          (a)          The Company agrees to indemnify, defend and hold the Custodian, its officers, directors, employees and agents (collectively, “Indemnified Persons”) harmless from and against any and all losses, claims, damages, demands, expenses, costs, causes of action, judgments or liabilities that may be incurred by any Indemnified Person arising directly or indirectly out of or in connection with this Agreement, including the reasonable legal costs and expenses as such expenses are incurred (including, without limitation, the expenses of any experts, counsel or agents) of investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder or thereunder. The Company also hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Assets in the Account and also agrees to hold the Custodian and its respective nominees harmless from any liability as record holder of Assets in the Account. The Company may remit payment for expenses and indemnities owed to the Custodian hereunder or, in the absence thereof, the Custodian may from time to time deduct payment of such amounts from the Account. In no event, however, shall the Company be obligated to indemnify any Indemnified Person and hold any Indemnified Person harmless from any losses, claims, damages, demands, expenses, costs, causes of action, judgments or liabilities incurred by any Indemnified Person as a result of its own bad faith, willful misfeasance or gross negligence or reckless disregard of the Custodian’s duties. The provisions of this section shall survive the termination of this Agreement.

(b)          It is expressly agreed that the obligations of the Company shall not be binding upon any of the directors, officers, agents, employees or shareholders of the Company personally, but shall only bind the assets and property of the Company, as provided in the Company’s certificate of incorporation or bylaws. The execution and delivery of this Agreement have been authorized by the board of directors of the Company, and this agreement has been executed and delivered by an authorized officer of the Company acting as such; neither such authorization by such directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Company, as provided in its certificate of incorporation or bylaws.

7.          The Custodian shall be entitled to be paid by the Company a fee as compensation for its services as set forth in the separate Fee Letter (the “Fee Letter”) agreed to by the parties hereto. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment, collection and distribution of assets, including normal record-keeping/reporting requirements. Any additional services beyond those specified in this Agreement, or activities requiring excessive administrator time or out-of-pocket expenses, shall be performed only after reasonable prior notice is given to the Custodian by the Company and shall be deemed extraordinary expenses for which related costs, transaction charges and additional fees will be billed at the Custodian's standard charges for such items. The Company agrees to pay or reimburse the Custodian for all out-of-pocket costs and expenses (including without limitation reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made, in connection with the preparation, negotiation or execution of this Agreement, or in connection with or pursuant to consummation of the transactions contemplated hereby, or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement.

8.          The Company hereby grants to the Custodian a lien on all Assets for all indebtedness that may become owing to the Custodian hereunder, which lien may be enforced by the Custodian by set-off or appropriate foreclosure proceedings. In this regard, if the Company is unwilling or unable to pay the Custodian any amounts due hereunder or to indemnify any indemnified party hereunder, the Custodian may, in its sole discretion, withdraw any cash in the account, or, if insufficient, liquidate a portion of the Assets, and the Custodian shall use such cash or deduct from such proceeds any fees, expenses and indemnities that it (or any indemnified party) may be due hereunder. The Company hereby consents to and authorizes such action by the Custodian, and the Custodian shall have no liability for any action taken pursuant to this authorization. The Custodian agrees to provide Company with written notice prior to taking any action pursuant to this Section 8.

9.          (a)          The Custodian may at any time resign hereunder by giving written notice of its resignation to the Company at least sixty (60) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Assets hereunder shall be delivered by it to such person as may be designated in writing by the Company, whereupon all the Custodian’s obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Custodian hereunder shall, nevertheless, cease and terminate. The Custodian’s sole responsibility thereafter shall be to keep safely all Assets then held by it and to deliver the same to a person designated by the Company or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

(b)          The Company may remove the Custodian at any time by giving the Custodian at least sixty (60) days’ prior written notice. Upon receipt of the identity of the successor Custodian as designated by the Company in writing, the Custodian shall either deliver the Assets then held hereunder to the successor Custodian, less the Custodian’s fees, costs and expenses or other obligations owed to the Custodian, or hold such Assets (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Assets to successor Custodian, the Custodian shall have no further duties, responsibilities or obligations hereunder.

10.         This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

11.         This Agreement may not be assigned or transferred by the Company. This Agreement shall remain in full force and effect until the earlier to occur of (a) the transfer or release of all of the Assets in accordance with the written instructions of the Company in respect thereto and (b) the transfer by the Company of its rights and interests in the Assets. The parties hereto shall not be bound by any modification, amendment, termination, cancellation, recission or supersession of this Agreement unless the same shall be in writing and signed by the Custodian and the Company.

12.         Any delivery of physical Assets or any notices or other communications hereunder (including Proper Instructions delivered to the Custodian) shall be in writing and given at the addresses stated below, by prepaid first class mail, overnight courier or facsimile.

If to the Company:

Audax Credit BDC Inc.

101 Huntington Avenue

Boston, MA 02199

Attn: General Counsel and Secretary

Fax: 617.859.1600

Email: dweintraub@audaxgroup.com

If to the Custodian:

Wells Fargo Bank, N.A.

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services— Audax Credit BDC Inc.

Fax: (410) 715-3748

Email: [ ]

13.         [Reserved]

14.         (a)          This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

(b)          The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

(c)          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Facsimile signatures and signature pages provided in the form of a “pdf” or similar imaged document transmitted by electronic mail shall be deemed original signatures for all purposes hereunder.

[SIGNATURE PAGE FOLLOWS]

Executed as of the date first above written.

AUDAX CREDIT BDC INC

By:	/s/ Byron Pavano
Name: Byron Pavano
Title: Chief Compliance Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:	/s/ José M. Rodríguez
Name: José M. Rodríguez
Title: Vice President

Exhibit A

Authorized Signers List

Each of the following named officers is authorized to act for, and bind, Audax Credit BDC Inc. (the “Company”) with respect to matters concerning that certain Custody Agreement dated as of July 8, 2015, between Wells Fargo Bank, National Association and the Company. :

/s/ Michael McGonigle	Michael McGonigle	CEO
Signature	Name of Officer	Title

320 Park Avenue, 19th Floor, New York, NY 10022
Business Address

/s/ Richard Joseph	Richard Joseph	CFO
Signature	Name of Officer	Title

101 Huntington Avenue, Boston, MA 02199
Business Address

/s/ Byron Pavano	Byron Pavano	CCO
Signature	Name of Officer	Title

101 Huntington Avenue, Boston, MA 02199
Business Address

/s/ Joseph Taveira	Joseph Taveira	Senior Vice President
Signature	Name of Officer	Title

101 Huntington Avenue, Boston, MA 02199
Business Address

/s/ Aileen Keaney	Aileen Keaney	Senior Vice President
Signature	Name of Officer	Title

101 Huntington Avenue, Boston, MA 02199
Business Address